UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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DWS ENHANCED COMMODITY STRATEGY FUND, INC.
(Name of Registrant as Specified In Its Charter)

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RESHAPING INVESTING.

DWS INVESTMENTS

Deutsche Bank Group

DWS Enhanced Commodity Strategy Fund, Inc.
Doug Beck, Managing Director, Head of Product Management
Michael Clark, Managing Director, President of DWS Funds
Paul Schubert, Managing Director, Treasurer & Chief Financial Officer of DWS Funds
Kenneth C. Froewiss, Independent Board Member
June 9, 2010

Table of Contents
■    Overview
■    DWS Enhanced Commodity Strategy Fund, Inc. (NYSE: “GCS”)
■    Board Proposal
■    Dissident Proposal
■    Dissident History
■    Incumbent Director Candidate History

Overview
DWS Investments
DWS Investments is the US retail brand of Deutsche Bank’s global asset management division. DWS is the leading mutual fund brand in Germany and one of the most respected in Europe and Asia. With access to the expertise of a powerful global network in 16 countries, DWS Investments strives to make innovative investment strategies and solutions, traditionally reserved for institutions and high net worth individuals, available to the US retail investor.
DWS Investments manages over $133.4 billion (as of 3/31/2010) in retail and retirement assets in more than 150 mutual funds and variable insurance portfolios across all major asset categories in the US. Organizations under the DWS brand manage approximately $341.4 billion globally (as of 3/31/2010).

DWS Enhanced Commodity Strategy Fund, Inc.
Investment Objective:  The Fund seeks capital appreciation with total return as a secondary objective. The
 Fund seeks to meet its objective by investing in commodity-linked derivative I nstruments backed by a portfolio of fixed-income instruments.
NYSE Symbol: GCS
Portfolio Manager: Bill Chepolis, Darwei Kung
May 28, 2010 NAV: $8.51
May 28, 2010 Market Price: $8.21
May 28, 2010 Discount: -3.53%
Discount Trend: Even before the merger was proposed, the Board took actions including share buybacks that resulted in a reduction of the discount. The one year discount average was -6.63% for the year ending June 1, 2010, with the fund often trading below 6%.
May 28, 2010 Market Yield: 1.68%
May 28, 2010 NAV Yield: 1.62%
May 28, 2010 TNA (MM): $135.8 million
Dividend: The Fund intends to declare regular annual cash distributions to common shareholders in December.
Prices and net asset value fluctuate and are not guaranteed. Yields fluctuate and are not guaranteed. Annualized dividend yield is the latest monthly dividend shown as an annualized percentage of net asset value and market price as of 5/28/10. Annualized dividend yield is simply measures the level of dividends and is not a complete measure of performance.

DWS Enhanced Commodity Strategy Fund, Inc.

<HELP> for explanation.
Msg:BB ALERT
Hit # for Price and NAV tables.
GCS US Equity
Page 1/51 Fund Premium/Discount
Range 09/24/04 - 06/01/10 Period D Currency USD DWS Enhanced Commodity Str
Premium / Discount
High 5.594% on 10/13/2004
Average -11.633%
Low -25.490% on 10/8/2008
Net Asset Value (NAV) 8.51
Last Price 8.21
Fund Percent Premium -3.5253
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2010 Bloomberg Finance L.P.
SN 462221 G509-1091-0 07-Jun-2010 15:36:53

GCS Performance

	31-May	1 Year Return		3 Year Return		5 Year Return		Fund Inception Return	
	Premium/(Discount) (%)	Market (%)	NAV (%)	Market (%)	NAV (%)	Market (%)	NAV (%)	Market (%)	NAV (%)
DWS Enhanced Commodity Strategies	(2.91)	12.81	9.89	2.58	(1.54)	11.98	9.59	8.37	9.81
Sector Funds Average/Total **(CE)**	1.83	30.78	25.40	(4.59)	(5.46)	4.66	4.20	N/A	N/A
DWS Enhanced Commodity Strategy Fund - Class S		N/A	5.50	N/A	(7.48)	N/A	1.10	N/A	0.87
Commodities Funds Average/Total **(OE)**		N/A	0.11	N/A	(10.29)	N/A	(3.90)	N/A	N/A
Dow Jones-UBS Commodity Index		N/A	0.34	N/A	(10.13)	N/A	(3.62)	N/A	4.37

Source: Lipper and DWS Investments. Performance is historical and does not guarantee future results. Investment return and principal value fluctuate so your shares may be worth more or less when redeemed. Current performance may differ from data shown. Please visit
www.dws-investments.com for the fund’s most recent month-end performance.
Source: Bloomberg
1Fund Inception for DWS Enhanced Commodity Strategy Fund - Class S (Open-End Fund) is 2/14/2005
2Fund Inception for DWS Enhanced Commodity Strategy Fund (Closed-End Fund) is 9/24/2004
3DWS Enhanced Commodity Strategy Fund (Closed-End Fund) implemented changes to the investment approach similar to the DWS Enhanced Commodity Strategy Fund (Open-End Fund) on April 1, 2010.
The gross and net expense ratios for The DWS Enhanced Commodity Strategy Fund Class S shares are 1.63% and 1.40%, respectively as of the latest prospectus, There is a contractual waiver through
9/30/10. Without this waiver, returns would have been lower.

 Changes to Investment Strategies, Policies and Fund Name
 ▪ In January 2010, the Fund’s Board of Directors approved a change in the Fund’s investment strategy, from a blended approach involving investments in companies in commodities-related industries and direct commodity investments, to an actively-managed direct commodity strategy.
 ▪ This change in investment strategy is intended to provide greater potential to deliver out-performance relative to the Fund’s benchmark which is now the DJ UBS Commodity Index. It is believed that the change in investment strategy offers an opportunity for a more direct, purer commodity exposure as compared to the previous blended approach and is also intended to enable the Fund to better take advantage of inefficiencies in the volatile commodity markets. The new strategy also creates potential for the portfolio management team to reduce the Fund’s commodity exposure when commodities appear overvalued.
 ▪ In connection with the implementation of the Fund’s new strategy, the Fund’s name was changed from DWS Global Commodities Stock Fund, Inc. to DWS Enhanced Commodity Strategy Fund, Inc.
 ▪ These changes were effective March 31, 2010
DWS Enhanced Commodity Strategy Fund, Inc.

   Bill J. Chepolis, CFA, Managing Director
 ■     Portfolio manager for Retail Fixed Income.: New York
 ■    Joined the Company in 1998 after 13 years of experience as vice president/portfolio manager and foreign exchange trader for Norwest
 Bank Minnesota, N.A.
 ■    BIS from University of Minnesota
DWS Enhanced Commodity Strategy Fund, Inc.
 Darwei Kung, Vice President
 ■    Portfolio manager.: New York
 ■    Joined the Company in 2006
 ■    BS in Computational Finance and MS in Electrical Engineering from
 University of Washington (Seattle, WA); MS in Computational Finance
 and MBA in Business Administration from Carnegie Mellon University

DWS Enhanced Commodity Strategy Fund, Inc.
Performance data source is Unimputed and Unadjusted from State
Street Performance.
Performance is historical and does not guarantee future results. See page 5 for complete standardized performance information.
 Fund Facts
 ■ For the 1-, 3-, and 5-year time period ending May 31, 2010, the Fund has outperformed its benchmark on a net asset value basis. The Fund returned 9.89%, (1.54)%, 9.59% and 9.81% versus 0.34%, (10.13)%, (3.62)% and 4.37% for the benchmark respectively.
 ■    The Fund has a share repurchase plan to effect periodic repurchases of its shares in the open market from time to time when the Fund’s shares trade at a discount to their net asset value per share in an amount up to 20% of its outstanding shares over a 12-month period.
 ■    The Fund changed its investment strategy, from a blended approach involving investments in companies in commodities-related industries and direct commodity investments, to an actively-managed direct commodity strategy effective March 31, 2010.
 ■    Programs to maintain market awareness including:
 ■    Participation in industry conferences
 ■    Comprehensive website: www.dws-investments.com
 ■    Dedicated Toll-free shareholder line: 1-800-349-4281
 ■    S&P Independent Fund Research Reports

What is the Board Proposing?
 On June 28, 2010 GCS will hold its Annual Meeting of Stockholders
 ■ To re-elect 3 current directors to three year terms on the Board of the Fund
 ■    To re-elect 5 current directors to two year terms on the Board of the Fund
 ■ To approve an agreement and plan of reorganization calling for the merger of GCS into DWS
 Enhanced Commodity Strategy Fund, an open investment company
 ■ This provides stockholders the opportunity to transfer their investment on a tax-free basis into an open-end fund managed in a substantially similar manner by the same portfolio management team
 ■    Shareholder approval of the merger would allow stockholders to choose between remaining invested in an open-end fund with a similar commodity strategy or redeeming their shares at NAV (subject to a 1% redemption fee for the first year following the merger to protect existing and remaining shareholders)
 ■ The total expense ratio for the combined fund is expected to be lower than future anticipate expense ratios for GCS due to the elimination of insurgent activities and related costs, which is likely to create a significant expense and drag of performance of GCS in the future
 ■    Vote against a stockholder proposal to terminate the existing Investment Management Agreement between the Fund and Deutsche Investment Management Americas Inc.
 ■   The termination of the management agreement would require the hiring of an interim investment adviser, which could be costly and disruptive for GCS.

What is the Dissident Proposing?
 ■ Elect three Western Investment nominees to the Board to serve as Class I Directors of the Fund until the Fund’s annual meeting of stockholders held during its 2012-2013 fiscal year and until their respective successors have been duly elected and qualify
 ■ Elect five Western Investment nominees to the Board to serve as Class III Directors of the Fund until the Fund’s annual meeting of stockholders held during its 2011-2012 fiscal year and until their respective successors have been duly elected and qualify
 ■    Oppose the Fund’s proposed Agreement and Plan of Reorganization and the transactions it contemplates
 ■    Approve Western Investment stock holder proposal to terminate the Fund’s investment management agreement
 ■    Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
 ■ Western spends over a page describing historic legal and regulatory actions that are totally unrelated to the Fund and irrelevant to the election of directors at the Meeting, the merger or the termination of the investment management agreement.
 ■ Western’s nominees plan to support tender offers followed by a liquidation - which we believe will take longer and be more expensive then the proposed merger. A liquidation is forcing a taxable event on a stockholder, and does not provide an opportunity for those stockholders to remain invested in commodities

Dissident Class I Nominees
Arthur D. Lipson
Richard A. Rappaport
William J. Roberts
Dissident Class III Nominees
Neil Chelo
Matthew S. Crouse
Robert H. Daniels
Gregory R. Dube
Robert A. Wood
Mr. Lipson’s nominees have no meaningful experience serving as directors of registered investment companies
 ■    With the exception of Mr. Lipson’s brief tenure as a dissident director of one Pioneer Fund, none of them have any experience dealing with the many complex regulatory and compliance issues facing fund directors today.
 ■ With the exception of Mr. Lipson, none of the dissident nominees own any shares of the Fund except for Mr. Daniels who holds 0.01% of the outstanding shares.
Mr. Lipson and his nominees do not share the interests of all shareholders
 ■ Mr. Lipson’s nominees are not capable of fairly and dispassionately considering the interests of all shareholders. They are committed to a single, announced course of action.
 ■ Mr. Lipson is seriously conflicted because of his duties to Western. He is focused on the short-
 term gains of his hedge funds versus the long-term interests of shareholders in the Funds.
 ■ The other dissident nominees are seriously conflicted because they owe their nominations solely to Mr. Lipson.

What is the dissident experience and interest?

The Board is composed of thirteen members, twelve of whom meet the conditions imposed by the Investment
Company Act of 1940 for being “disinterested” (“independent”) Board members. The nominees, all of whom are currently independent Board members, were nominated by the Board’s Nominating and Governance
Committee, which is composed entirely of independent Board members.
Aligned Shareholder Interest
■      In contrast to Mr. Lipson’s nominees, the current Board’s nominees have combined 86 years of experience in protecting the interest of shareholders of many different types of funds and under many different challenging circumstances.
■      In contrast to Mr. Lipson’s nominees, each Board nominee has at least $200,000 of his or her own assets invested in the various DWS funds he or she oversees.
■      In contrast to Mr. Lipson’s nominees, our Board nominees are not beholden to any special interest. They are completely independent of the advisor and owe their allegiance solely to the
 Fund and its shareholders.
The re-election of the current Board members is in the best interests of the Funds and its stockholders because they will fairly and objectively consider the interests of all stockholders in determining the future direction of the Funds, including the interests of those stockholders who have purchased Fund shares seeking a long-term investment opportunity and the special advantages provided by the closed-end fund structure.
Incumbent Director Candidates Are Better Qualified

Class I Nominees
John W. Ballantine - Board member since 2008. Retired; formerly, Executive Vice President and Chief Risk
Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998);
Executive Vice President and Head of International Banking (1995-1996). Directorships: Healthways Inc.
(provider of disease and care management services); Portland General Electric (utility company); Stockwell
Capital Investments PLC (private equity); former Directorships: First Oak Brook Bancshares, Inc. and Oak
Brook Bank; Prisma Energy International
Henry P. Becton, Jr. - Board member since 1990. Vice Chair and former President, WGBH Educational
Foundation; Directorships: Association of Public Television Stations; Lead Director, Becton Dickinson and
Company (medical technology company); Lead Director, Belo Corporation (media company); Public Radio
International; Public Radio Exchange (PRX); The PBS Foundation; former Directorships: Boston Museum of
Science; American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for
Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service.
Dawn-Marie Driscoll - - Board member since 2005. President, Driscoll Associates (consulting firm);
Executive Fellow, Center for Business Ethics, Bentley University; formerly, Partner, Palmer & Dodge (1988-
1990); Vice President of Corporate Affairs and General Counsel, Filene’s (1978-1988). Directorships: Trustee
of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since 2007); Director of ICI Mutual
Insurance Company (since 2007); Advisory Board, Center for Business Ethics, Bentley University; Trustee,
Southwest Florida Community Foundation (charitable organization); former Directorships: Investment
Company Institute (audit, executive, nominating committees) and Independent Directors Council
(governance, executive committees)
Incumbent Director Candidates

Class III Nominees
Paul Freeman - Board member since 1993. Chair-person since 2009. Consultant, World Bank/Inter-American Development
Bank; formerly, Project Leader, International Institute for Applied Systems Analysis (1998-2001); Chief Executive Officer, The
Eric Group, Inc. (environmental insurance) (1986-1998); Member, Governing Council of Independent Directors Council (national organization for independent directors of mutual funds that is supported by the Investment Company Institute) (2008).
William McClayton - Board member since 2004. Managing Director, Diamond Management & Technology Consultants, Inc.
(global management consulting firm) (2001-present); Directorship: Board of Managers, YMCA of Metropolitan Chicago;
formerly, Senior Partner, Arthur Andersen LLP (accounting) (1966 -2001); Trustee, Ravinia Festival.
Rebecca W. Rimel - Board member of GCS since 2004. President and Chief Executive Officer, The Pew Charitable Trusts
(charitable organization) (1994 to present);Trustee, Thomas Jefferson Foundation (charitable organization)(1994 to present);
Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001-2007); Trustee, Pro Publica (charitable organization)(2007- present) formerly, Executive Vice President, The Glenmede Trust Company (investment trust and wealth management)(1983-2004); Board Member, Investor Education (charitable organization)(2004-2005); Director, Viasys Health
Care (January 2007-June 2007); Over $100,000 personal assets invested in the various DWS funds overseen and 25 years experience.
Willliam N. Searcy, Jr. - Board member since 2005. Private investor since October 2003; Trustee of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since October 1998); formerly, Pension & Savings Trust Officer, Sprint Corporation
(telecommunications) (November 1989-September 2003)
Robert H. Wadsworth - Board member since 2008. President, Robert H. Wadsworth & Associates, Inc. (consulting firm) (1983 to present); Director, The Phoenix Boys Choir Association
Incumbent Director Candidates

Efforts by the current Board to Address the Discount
Tender Offer Program*: 6,871,192 shares repurchased, valued at $131,011,230
 ■     2006: 2,523,268 shares repurchased valued at $46,625,955
 ■     2007: 2,285,374 shares repurchased valued at $44,717,150
 ■ 2008: 2,062,550 shares repurchased valued at $39,668,125
Share Repurchase Program
 ■     Authorized two successive annual repurchase programs each to purchase up to 20% of outstanding common shares in open market over a twelve month period (9/08 - 8/10). Actual shares repurchased since September 2008 total 3,107,738 shares valued at $24,485,900
Merger
 ■ The Board approved a proposal to merge the Fund into the open end fund DWS Commodity
 Strategy Fund, pending stockholder approval
This demonstrates the Board is committed to continued review of all available alternatives for the best interest of the stockholders
  September 2008 Proxy Contest:
 ■ “Western believes it is time to consider meaningful measures to address the persistent discount to
 NAV”.
 ■ “ Western believes the Board has a duty to shareholders to consider all options to address the
 Fund’s discount to NAV”
*The Fund conducted six, consecutive semi-annual tender offers between December 2005 - July 2008, all results included.

Primary risk considerations
Closed-end funds, unlike open-end funds, are not continuously offered. There is a one time public offering and, once issued, shares of closed-end funds are traded in the open market generally through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund’s shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below, or above net asset value.
DWS Enhanced Commodity Strategy Fund, Inc. is a non-diversified, closed-end investment company currently invested in commodity-linked derivative instruments backed by a portfolio of fixed income securities, including inflation indexed securities, of varying maturities issued by the US government, non-US governments, their agencies or instrumentalities, and US and non-US corporations and derivatives related to each of these types of securities. The investment objective of the Fund is capital appreciation with total return as a secondary objective. The fund invests in commodity-related securities, including commodity-linked derivatives which may subject the fund to special risks. Market price movements or regulatory and economic changes will have a significant impact on the fund’s performance. Any fund that concentrates in a particular segment of the market will generally be more volatile than a fund that invests more broadly. Bond investments are subject to interest-rate and credit risks. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. This fund is non-diversified and can take larger positions in fewer issues, increasing its potential risk. Stocks may decline in value. Leverage results in additional risks and can magnify the effect of any losses.
This presentation is intended only for the exclusive benefit and use of RiskMetrics Group. This presentation was prepared in order to illustrate, on a preliminary basis, a specific investment strategy and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Deutsche Asset Management.
The information in this presentation reflects prevailing market conditions and our judgment as of this date, which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources. We consider the information in this update to be accurate, but we do not represent that it is complete or should be relied upon as the sole source of composite performance or suitability for investment.
The opinions and forecasts expressed are those of DWS Investments as of June 9, 2010 and may not actually come to pass. This information is subject to change at any time, based on market and other conditions.
Past performance is not indicative of future results. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved. An investment is not a deposit and is not insured by the Federal
Deposit Insurance Corporation or any other government agency or by Deutsche Bank AG or any of its affiliates.

Important information
DWS Investments is part of Deutsche Bank’s Asset
Management division and, within the US, represents the
retail asset management activities of Deutsche Bank
AG, Deutsche Bank Trust Company Americas,
Deutsche Investment Management Americas Inc. and
DWS Trust Company.
NOT FDIC/NCUA INSURED MAY LOSE VALUE
NO BANK GUARANTEE NOT A DEPOSIT
NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY
OBTAIN A PROSPECTUS
To obtain a summary prospectus, if available, or prospectus, download one from www.dws-investments.com, talk to your financial representative or call (800) 621-1048. We advise you to carefully consider the product’s objectives, risks, charges and expenses before investing. The summary prospectus and prospectus contain this and other important information about the investment product. Please read the prospectus carefully before you invest.
©2010 DWS Investments Distributors, Inc. All rights reserved. (6/10) R-6664-2
DWS Investments Distributors, Inc.
Tel (800) 349-4281 (Closed-end Funds)
Online: www.dws-investments.com
345 Park Avenue
New York, NY 10154
The DWS Enhanced Commodity Strategy Fund invests in commodity-related securities, including commodity-linked derivatives which may subject the fund to special risks. Market price movements or regulatory and economic changes will have a significant impact on the fund’s performance. Any fund that concentrates in a particular segment of the market will generally be more volatile than a fund that invests more broadly. A counterparty with whom the fund does business may decline in financial health and become unable to honor its commitments, which could cause losses for the fund. Bond investments are subject to interest-rate and credit risks. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks. This fund is non-diversified and can take larger positions in fewer issues, increasing its potential risk. See the prospectus for details.